                                                                  EXHIBIT 99.B11


                         REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Kemper Value Plus Growth Fund

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Kemper Value Plus Growth Fund as of November 30, 1995, and the related statements of operations, changes in net assets and the financial highlights for the period from October 16, 1995 (initial public offering) to November 30, 1995. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of November 30, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Kemper Value Plus Growth Fund at November 30, 1995, the results of its operations, the changes in its net assets and the financial highlights for the period from October 16, 1995 to November 30, 1995, in conformity with generally accepted accounting principles.


                                               /s/ ERNST & YOUNG LLP
                                                   ERNST & YOUNG LLP



Chicago, Illinois
January 12, 1996

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated January 12, 1996 in the Registration Statement (Form N-1A) of Kemper Value Plus Growth Fund and its incorporation by reference in the related Prospectus of Kemper Equity Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 33-61433) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7331).




                                                    /s/ ERNST & YOUNG LLP
                                                        ERNST & YOUNG LLP



Chicago, Illinois
January 25, 1996